As filed with the Securities and Exchange Commission on June 13, 2025

Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
BUZZFEED, INC.
(Exact name of registrant as specified in its charter)

Delaware		85-3022075
(State or other jurisdiction of incorporation or organization)		(I.R.S. Employer Identification No.)
229 West 43rd Street New York, New York 10036
(Address of principal executive offices) (Zip Code)

BUZZFEED, INC. 2021 EQUITY INCENTIVE PLAN
(Full title of the plan)

Jonah Peretti
Chief Executive Officer and Chairman of the Board
BuzzFeed, Inc.
229 West 43rd Street
New York, New York 10036
(646) 397-2039

(Name, address and telephone number, including area code, of agent for service)

Copies to:
Michael Levitt, Esq.
Freshfields US LLP
3 World Trade Center
175 Greenwich Street, 51st Floor
New York, New York 10007
(212) 277-4000
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	□	Accelerated filer	⌧
Non-accelerated filer	□	Smaller reporting company	⌧
		Emerging growth company	⌧
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. □

EXPLANATORY NOTE

On June 3, 2025, at the 2025 Annual Meeting of Stockholders of BuzzFeed, Inc. (the “Registrant”), the Registrant's stockholders approved an amendment to the Registrant's 2021 Equity Incentive Plan, as amended (the “2021 Plan”) to increase the number of shares of the Registrant's Class A common stock, par value $0.0001 per share (“Common Stock”), available for issuance under the 2021 Plan by 5,000,000 shares of Common Stock. This Registration Statement on Form S-8 (the “Registration Statement”) registers 5,000,000 additional shares of Common Stock for issuance under the 2021 Plan.

Pursuant to General Instruction E on Form S-8, the contents of the prior registration statements on Form S-8, File Nos. 333-262582, 333-270730, and 333-286527 (collectively, the “Prior Registration Statements”), previously filed with respect to the 2021 Plan and the Registrant's 2021 Equity Employee Stock Purchase Plan, are incorporated into this Registration Statement by reference to the extent not modified or superseded hereby or by any subsequently filed document, which is incorporated by reference herein or therein. The additional shares of Common Stock being registered by this Registration Statements are of the same class as those securities registered on the Prior Registration Statements and represent an increase in the total shares available for issuance under the 2021 Plan by 5,000,000 shares of Common Stock.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”), and the “Note” to Part I of Form S-8. The documents containing the information specified in this Part I of Form S-8 will be sent or given to the participants in the 2021 Plan covered by this Registration Statement, as specified by the Commission, pursuant to Rule 428(b)(1) under the Securities Act. Such documents are not required to be and are not filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference
The following documents filed by the Registrant with the Commission are incorporated as of their respective dates in this Registration Statement by reference:
(a)The Registrant’s annual report on Form 10-K for the fiscal year ended December 31, 2024 (File No. 001-39877), filed with the Commission on March 14, 2025;
(b)The information specifically incorporated by reference into our annual report on Form 10-K for the year ended December 31, 2024 from the Registrant’s definitive proxy statement on Schedule 14A, filed with the Commission on April 14, 2025;
(c)The Registrant's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2025 (File No. 001-39877), filed with the Commission on May 8, 2025;
(d)All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since the end of the fiscal year covered by the Registrant document referred to in (a) above; and
(e)The description of the Shares contained in Registrant’s Prospectus filed on January 24, 2022 pursuant to Rule 424(b) under the Securities Act, including any amendments or reports filed for the purpose of updating such description.

All other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (except for any portions of the Registrant’s Current Reports on Form 8-K furnished pursuant to Item 2.02 or Item 7.01 thereof and any corresponding exhibits thereto not filed with the Commission, and other documents or information deemed furnished but not filed under the rules of the Commission), prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits

The exhibits listed on the exhibit index at the end of this Registration Statement are included in this Registration Statement.

EXHIBITS

Exhibit No.	Description
4.1
Second Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form 8-K (File No. 001-39877) submitted to the Commission by the Registrant on December 9, 2021).

4.2
Certificate of Change of Registered Agent and/or Registered Office, dated as of March 13, 2023 (incorporated by reference to Exhibit 3.1 to the Registrant's Current Report on Form 8-K (File No. 001-39877) submitted to the Commission by the Registrant on March 15, 2023).

4.3
Certificate of Amendment of Second Amended and Restated Certificate of Incorporation of BuzzFeed, Inc. filed on June 1, 2023 (incorporated by reference to Exhibit 3.1 to the Registrant's Current Report on Form 8-K (File No. 001-39877) submitted to the Commission by the Registrant on June 2, 2023).

4.4
Certificate of Amendment No. 2 to the Second Amended and Restated Certificate of Incorporation of Buzzfeed, Inc. filed on April 26, 2024 (incorporated by reference to Exhibit 3.1 to the Company's current Report on Form 8-K (File No. 001-39877) submitted to the Commission by the Registrant on May 2, 2024.

4.5
Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form 8-K (File No. 001-39877) submitted to the Commission by the Registrant on December 9, 2021).

5.1*	Opinion of Freshfields US LLP, counsel to the Registrant, regarding the legality of the securities being offered hereby (including consent).

23.1*	Consent of Deloitte & Touche LLP, independent registered accounting firm for the Registrant.

23.2*	Consent of Freshfields US LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included as part of the signature pages to this Registration Statement).

99.1
BuzzFeed, Inc. 2021 Equity Incentive Plan (incorporated by reference to Exhibit 99.1 to the Registrant’s Registration Statement on Form S-8 (File No. 333-262582) submitted to the Commission by the Registrant on February 8, 2022.

99.2
Amendment No. 1 to the BuzzFeed, Inc. 2021 Equity Incentive Plan (incorporated by reference to Appendix A to the Registrant’s Proxy Statement on Schedule 14A (File No. 001-39877) submitted to the Commission by the Registrant on April 14, 2025.

107*	Filing Fee Table.
* Filed herewith

SIGNATURES
The Registrant. Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on the 13th day of June, 2025.

BUZZFEED, INC.

By:	/s/ Jonah Peretti
	Name:	Jonah Peretti
	Title:	Chief Executive Officer and Chairman of the Board

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints each of Jonah Peretti and Matthew Omer as such person’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments to the Registration Statement, including post-effective amendments, and registration statements filed pursuant to Rule 462 under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, and does hereby grant unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, or any substitute therefor, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on the 13th day of June, 2025:

Name		Title

By:	/s/ Jonah Peretti	Chief Executive Officer and Chairman of the Board
	Jonah Peretti	(Principal Executive Officer)

By:	/s/ Matthew Omer	Chief Financial Officer
	Matthew Omer	(Principal Financial and Accounting Officer)

By:	/s/ Angela Acharia	Director
Angela Acharia

By:	/s/ Greg Coleman	Director
Greg Coleman

By:	/s/ Janet Rollé	Director
Janet Rollé

By:	/s/ Adam Rothstein	Director
Adam Rothstein